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                                                                    EXHIBIT 3.13

                              AIR LOGISTICS, L.L.C.

                     (A LOUISIANA LIMITED LIABILITY COMPANY)

                               OPERATING AGREEMENT

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                                TABLE OF CONTENTS

                                    ARTICLE I
                                  Introduction

Section 1.1       Formation.......................................................................................   1
Section 1.2       Name............................................................................................   1
Section 1.3       Registered Office; Registered Agent; Principal Office; Other Offices............................   1
Section 1.4       Defined Terms...................................................................................   1
Section 1.5       Company Purpose.................................................................................   3

                                   ARTICLE II
                          Members, Membership Interests

Section 2.1       Names, Addresses, Initial Capital Contributions and Percentage Interest of Members..............   3
Section 2.2       Form of Contribution............................................................................   4
Section 2.3       Member Loans or Services........................................................................   4
Section 2.4       Admission of Additional Members.................................................................   4
Section 2.5       Limitation on Liability.........................................................................   4
Section 2.6       No State Law Partnership........................................................................   4

                                   ARTICLE III
                       Management and Control of Business

Section 3.1       Overall Management Vested in Managers...........................................................   4
Section 3.2       Powers of the Managers..........................................................................   5
Section 3.3       Limitation on Management........................................................................   6
Section 3.4       Manager Compensation............................................................................   7
Section 3.5       Reimbursement of Expenses.......................................................................   7
Section 3.6       Other Activities................................................................................   7
Section 3.7       Meetings of the Members.........................................................................   7

                                   ARTICLE IV
                             Accounting and Records

Section 4.1       Records and Accounting..........................................................................   8
Section 4.2       Access to Accounting Records....................................................................   8
Section 4.3       Annual and Tax Information......................................................................   8
Section 4.4       Accounting Decisions............................................................................   8
Section 4.5       Federal Income Tax Elections....................................................................   9

                                    ARTICLE V
                 Allocations; Capital Accounts and Distributions

Section 5.1       Allocations.....................................................................................   9
Section 5.2       Capital Accounts................................................................................   9
Section 5.3       Distribution of Available Cash..................................................................  10
Section 5.4       Discretionary Distributions.....................................................................  10
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
                                   ARTICLE VI
                               Changes in Members

Section 6.1       Consent of Other Members.......................................................................  10
Section 6.2       Death, Interdiction, Withdrawal, etc. of a Member..............................................  10
Section 6.3       Security Interest..............................................................................  11
Section 6.4       Rights of Assignee; Admission of Substitute Members............................................  11
Section 6.5       Additional Transfer Restriction................................................................  11

                                   ARTICLE VII
                                   Dissolution

Section 7.1       Events Causing Dissolution.....................................................................  11
Section 7.2       Winding Up.....................................................................................  11
Section 7.3       Distribution of Assets.........................................................................  12
Section 7.4       Distributions in Kind..........................................................................  12
Section 7.5       Distributions..................................................................................  12

                                  ARTICLE VIII
                                  Miscellaneous

Section 8.1       Specific Performance...........................................................................  12
Section 8.2       Complete Agreement.............................................................................  12
Section 8.3       Governing Law..................................................................................  13
Section 8.4       Binding Effect.................................................................................  13
Section 8.5       Terms..........................................................................................  13
Section 8.6       Headings.......................................................................................  13
Section 8.7       Severability...................................................................................  13
Section 8.8       Multiple Counterparts..........................................................................  13
Section 8.9       Additional Documents and Acts..................................................................  13
Section 8.10      No Third Party Beneficiary.....................................................................  13
Section 8.11      References to this Agreement...................................................................  14
Section 8.12      Notices........................................................................................  14
Section 8.13      Amendments.....................................................................................  14
Section 8.14      Title to Company Property......................................................................  14

EXHIBIT A........................................................................................................  16

EXHIBIT B........................................................................................................  17

EXHIBIT C........................................................................................................  18
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         Whereas, Air Logistics, L.L.C., a Louisiana Limited Liability Company,
has been formed as described hereinafter; and

         Whereas, the parties to this Operating Agreement ("Agreement"), as the Members of the Company enter into this Operating Agreement as the Company's and said Member's binding agreement and for all purposes permitted for an operating agreement under Louisiana law; and

         Whereas, following the designation herein of the Managers of the Company, it is contemplated that the Company, acting through one of its Managers, will intervene in and execute this Agreement;

         Now, Therefore, in consideration of the premises, the parties agree as follows:

                                   ARTICLE I

                                  Introduction

         Section 1.1 Formation. The Company has been organized as a Louisiana Limited Liability Company by the filing of Articles of Organization
(the "Articles") pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Louisiana.

         Section 1.2       Name. The name of the Company is Air Logistics,
L.L.C. and all Company business must be conducted in that name or such other names that comply with applicable law as the Members may select from time to time.

         Section 1.3       Registered Office; Registered Agent; Principal
Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Louisiana shall be the office of the initial registered agent named in the initial report ified with the Articles or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Louisiana shall be the initial registered agent named in the initial report flied with the Articles or such other person or persons as the Managers may designate from time to time in the manner provided by law. The principal office of the Company shall be at 224 Rue de Jean, Lafayette, Louisiana 70508 or such other place as the Managers may designate from time to time upon notice to the Members. The Company may have such other offices as the Managers may designate from time to time upon notice to the Members.

         Section 1.4 Defined Terms. The tennis used in this Agreement with their initial letters capitalized, shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the meanings specified in this Section 1.4. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.
When used in this Agreement, the following terms shall have the meanings set forth below:

         "Act" shall mean the Louisiana Limited Liability Company Law and any successor statute, as the same may be amended from time to time.


         "Additional Member" shall mean any person or Entity admitted as a Member pursuant to Section 2.4 hereof.

         "Agreed Value" shall mean the fair market value of Contributed Property as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt.

         "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time, and the terms "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         "Available Cash" of the Company shall mean all cash funds of the Company on hand from time to time (other than cash funds obtained as contributions to the capital of the Company by the Members and cash funds obtained from loans to the Company) after (i) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all obligations of the Company due as of such time, and (iii) provision for a working capital and an investment reserve in accordance with Section 5.3. below.

         "Capital Account" mean the individual accounts established and maintained pursuant to Section 5.2 hereof and the provisions of Exhibit C attached hereto and made part hereof.

         "Capital Contribution" shall mean the Agreed Value (net of liabilities assumed or taken subject to) of property and the total amount of cash contributed to the Company by each Member, as shown in Exhibit A, as such Exhibit may be amended from time to time. Any reference in this Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member that is attributable to the interest of such then Member acquired from such prior Member, reduced by any prior distribution to such prior Member as a return of Capital Contribution that is attributable to the interest of such then Member acquired from such prior Member.

         "Class A Units" shall consist of 1000 Units. Members holding Class A Units shall select the Managers as provided in Section 3.1.

         "Code" shall mean the Internal Revenue Service Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

         "Contributed Property" means each Member's interest in property or other consideration (excluding services) contributed to the Company by such Member.

         "Company" shall refer to this Air Logistics, L.L.C.

         "Entity" shall mean any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, and foreign associations of like structure.

         "Fiscal Year" shall mean the year ending on March 31.

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         "Interest," in the Company shall mean the entire ownership interest of a Member in the Company at any particular time, including all interest in profits, gains, losses, cash distributions and capital and the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement and the Act. Interests shall be divided into Class A Units and Class B Units. The Class A Units and the Class B Units shall be identical except that only the Class A Units shall select the Managers as provided in Section 3.1.

         "Managers" shall be Member or Members selected as manager pursuant to
Section 3.1.

         "Member" means any person executing this Agreement as of the date of this Agreement as a member, or hereafter admitted to the Company as a member as provided in this Agreement, and shall have the same meaning as the term "member" under the Act, but does not include any person who has ceased to be a member in the Company.

         "Operating Agreement" mean this Agreement.

         "Percentage Interest" of a Member shall mean the percentage of such Member determined by dividing the number of Units held by such Member by the total number of Units held by all Members. The initial Units and Percentage Interest of each Member is set forth opposite the name of such Member under the columns "Number of Units" and "Percentage Interest" in Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to the terms hereof.

         "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Substitute Member" shall mean any person or Entity who or which is admitted into Membership upon the written consent of all Members pursuant to
Section 6.4 hereof.

         "Transfer" shall have the meaning assigned to it in Section 6.1 hereof.

         "Units" shall mean the Class A Units.

         Section 1.5 Company Purpose. The general purposes of the Company are as set forth in the Articles. The Company may exercise all powers reasonable or necessary to pursue such purposes.

                                   ARTICLE II

                          Members, Membership Interests

         Section 2.1 Names, Addresses, Initial Capital Contributions and Percentage Interest of Members. The Members, their respective addresses, their initial Capital Contributions to the Company, and their respective Units and Percentage Interest in the Company are set forth in Exhibit A, attached hereto and made a part hereof.

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         Section 2.2       Form of Contribution.

                  (a) Each Member's initial Capital Contribution shall be his or her interest in the property described on Exhibit B attached hereto, receipt of which is hereby acknowledged by the Members. The Agreed Value of each Member's Capital Contribution is set forth opposite such Member's name on Exhibit A attached hereto. Subsequent contributions shall be in such amounts and may be in any type of property as may be agreed upon by the Company and all of the Members by amendment of this Agreement. No Member shall be required to make any Capital Contributions to the Company other than the Capital Contributions required to be made by such Member under this Section 2.2.

                  (b)      No interest shall be paid on any Capital
Contribution.

                  (c) No Member shall have the right to withdraw his Capital Contribution or to demand and receive property of the Company or any distribution in return for his Capital Contribution or the right or obligation to contribute additional capital, except as may be specifically provided in this Agreement.

         Section 2.3 Member Loans or Services. Loans or services by any Member to the Company shall not be considered contributions to the capital of the Company.

         Section 2.4 Admission of Additional Members. The Members may admit to the Company additional Members who will participate in the profits, losses, available cash flow, and ownership of the assets of the Company on such terms as are determined by all of the Members; admission of any such Additional Members shall require the written consent of all members then having any Interest in the Company; and such Additional Members shall be allocated gain, loss, income or expense by such method as is provided in this Agreement and as may be permitted by Section 706 of the Code.

         Section 2.5 Limitation on Liability. No Member shall be liable under a judgment, decree, or order of the court, or in any other manner, for a debt, obligation or liability of the Company. No Member shall be required to loan any funds to the Company. No Member shall be required to make any contribution to the Company by reason of any negative balance in his Capital Account, nor shall any negative balance in a Member's Capital Account create any liability on the part of the Member to any third party.

         Section 2.6 No State Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a partnership in commendam) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

                                  ARTICLE III

                       Management and Control of Business

         Section 3.1 Overall Management Vested in Managers. Except as expressly provided otherwise herein, management of the Company shall be vested in four Managers appointed by those Members holding Class A Units. The Managers initially shall be James B. Clement,

George M. Small, Gene Graves, and Drury A. Milke. If a Manager dies, resigns, or becomes disabled, a successor Manager shall be appointed by those Members holding a majority of the Class A Units. A Manager may be removed and a successor appointed by those Members holding a majority of the Class A Units. A Manager shall be a citizen of the United States of America.

         Section 3.2       Powers of the Managers.

                  (a) Except as provided in Section 3.3 below or otherwise in this Agreement, all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers. Except as expressly provided in Section 3.3 below, the Managers, acting upon the consent of a majority of the Managers, shall have all necessary powers to carry out the purposes, business, and objectives of the Company, including, but not limited to:

                           (1)      the right to enter into and carry out
contracts of all kinds;

                           (2)      to employ employees, agents, consultants and
advisors on behalf of the Company;

                           (3)      to bring and defend actions in law or at
equity;

                           (4)      to buy, own, manage, sell, lease, mortgage,
pledge or otherwise acquire or dispose of all or any portion of Company property;

                           (5)      to borrow funds in the name of the Company
on a secured or unsecured basis, at any interest rate or rates and from any party, all of such terms as determined by the Managers;

                           (6)      to mortgage all or any portion of the
property of the Company or join in mortgages with other co-owners of its property and pledge and assign leases on a recourse or nonrecourse basis and to execute acts of mortgage with customary Louisiana security clauses including confession of judgment, right to executory process, waiver of appraisal and pact de non aliendo; and

                           (7)      to engage in the purchase and sale
(including short sale) of securities, including without limitation stocks, bonds, options and other securities, commodities and commodity and other futures, and, in connection therewith, to trade on margin or otherwise, all on such terms as determined by the Managers.

                  (b) Any consent or action taken by the Managers may be by written consent of a majority of the Managers or by the vote of a majority of those Managers present at a meeting of the Managers at which a quorum is present. A majority of the Managers shall constitute a quorum. A meeting of Managers may be called at any time by any Manager. Any or all of the Managers may participate in a meeting of Managers by or through the use of any means of communication by which all such Managers participating may simultaneously hear and communicate with each other during the meeting.

                  (c) The Managers may employ one or more competent persons to be employees of the Company who shall be responsible for: authenticating the records of the Company, including keeping correct and complete books of account which show accurately at all times the financial condition of the Company, safeguarding all funds, notes, securities, and other valuables which may from time to time come into possession of the Company, depositing all funds of the Company with such depositories as the Managers shall designate. Such employee shall have such other duties as the Managers may from time to time prescribe, but under no circumstances shall such employee have any of the rights, powers, responsibilities or duties of a Manager or Member of the Company as prescribed herein or by law.

                  (d) Every contract, deed, mortgage, lease and other instrument executed by any Manager authorized by the Managers or the Members, as the case may be, shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that at the time of the delivery thereof (i) the Company was in existence (ii) neither this Agreement nor the Articles had been amended in any manner so as to restrict the delegation of authority among Managers and (iii) the execution and delivery of such instrument was duly authorized by the Members or the Managers (as the case may be). Any person may always rely on a certificate addressed to him and signed by any Manager hereunder:

                           (1)      as to who are the Members hereunder;

                           (2)      as to the existence or non-existence of any
fact which constitutes a condition precedent to acts by the Manager or in any other manner germane to the affairs of the Company;

                           (3)      as to who is authorized to execute and
deliver any instrument or document of the Company;

                           (4)      as to the authenticity of any copy of the
Articles, this Agreement, amendments thereto and any other document relating to the conduct of the affairs of the Company; or

                           (5)      as to any act or failure to act by the
Company or as to any other matter whatsoever involving the Company or any Member in the capacity as a Member of the Company.

         Section 3.3 Limitation on Management. Notwithstanding the foregoing provisions of Sections 3.1 and 3.2 above, the authority of the Managers shall be limited to the extent provided in this Section 3.3. No act shall be taken, sum expended, decision made or obligation incurred by the Company except by the consent of both the Managers and those Members holding a majority of the Units (voting as a single class) with respect to a matter within the scope of any of the major decisions enumerated below (the "Major Decision"). Major Decisions are limited to (i) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all assets of' the Company, (ii) any matter which could result in a change in the amount or character of the Company's contributions to capital, (iii) a change in the character of the business of the Company, (vi) the dissolution and winding up of the Company, (v) commission of any act which

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would make it impossible for the Company to carry on its ordinary business, or
(vi) the amendment of the Articles or this Agreement.

         Section 3.4 Manager Compensation. Managers may receive such compensation as shall be determined by the Members from time to time.

         Section 3.5 Reimbursement of Expenses. Any Manager or Member shall be entitled to reimbursement from the Company of all approved expenses reasonably incurred and properly advanced by such Manager or Member on behalf of the Company.

         Section 3.6 Other Activities. The Members hereby recognize and agree that each Manager or Member may engage in any other business, venture, undertaking or other commercial or investment activity individually or with others without permitting the Company or any of the Members to participate therein, and may engage in any commercial or investment activity which may be in direct or indirect competition with any business or investment activity of the Company regardless of the damage which such activity thereby causes to the Company, without breaching any duty the. Managers or Members may have to the Company or to the Members.

         Section 3.7       Meetings of the Members.

                  (a) Meetings of the Members (or of Members holding a certain class of Units) may be called by any Member or by a Manager upon notice delivered or mailed stating the date, time and place of the meeting and, when required by law, a description of the purposes for which the meeting is called, to each member (or such Members holding a certain class of Units) at such address as appears in the records of the Company, such notice to be mailed at least ten, but not more than sixty, days before the date and time of the meeting. A Member may waive notice of any meeting, before or after the date of the meeting, by delivering a signed waiver to the Company for inclusion in the minutes of the Company. A Member's attendance at any meeting, in person or by proxy (i) waives objection to lack of notice or defective notice of the meeting, unless such Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within any purposes described in the meeting notice, unless such Member objects to considering the matter when it is presented.

                  (b) A Member may appoint another Member as his proxy to vote or otherwise act for such Member pursuant to a written appointment form executed by such Member. An appointment of proxy is effective when received by the Company. A proxy appointment is valid for eleven months unless otherwise expressly stated in the appointment form.

                  (c) At any meeting of the Members, each Member is entitled to one vote for each Unit held (or each Class of Units held if votes are by class of Units). At any meeting of the Members, presence of Members entitled to cast at least a majority of the total votes of all such Members (or such Members holding a certain class of Units) entitled to vote at such meeting constitutes a quorum. Unless otherwise provided, action on a matter is approved if it receives approval by at least a majority of the votes actually cast by all Members (or such Members holding a certain class of Units) present and voting in person or by proxy.

                  (d) Any action required or permitted to be taken at a meeting of the Members (or of Members holding a certain class of Units) may be taken without a meeting if the action is taken by such Members as may be required by this Agreement or the Act to take such action. The action must be evidenced by one or more written consents describing the action to be taken, signed by such Members as may be required by this Agreement or the Act to take such action and delivered to the Company for inclusion in the minutes.

                  (e) Any or all Members may participate in any meeting of the Members by, or through the use of, any means of communication by which all such Members participating may simultaneously hear and communicate with each other during the meeting. A Member so participating is deemed to be present in person at the meeting.

                  (f) At any meeting of the Members, the Members shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

                                   ARTICLE IV

                             Accounting and Records

         Section 4.1 Records and Accounting. The financial and tax books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the cash method of accounting. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The Fiscal Year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

         Section 4.2 Access to Accounting Records. All books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business, and each Member, and his duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

         Section 4.3 Annual and Tax Information. The Managers shall use their best efforts to cause the Company to deliver to each Member within 90 days after the end of each fiscal year all information necessary for the preparation of such Member's federal income tax return. The Managers shall also use their best efforts to cause the Company to prepare, within 120 days after the end of each fiscal year, a financial report of the Company for such fiscal year, containing a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of cash flow, and a statement of reconciliation of the Capital Accounts of the Members.

         Section 4.4 Accounting Decisions. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managers. The Managers may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed by federal income tax purposes.

         Section 4.5 Federal Income Tax Elections. The Company may make all elections for federal income tax purposes, including, but not limited to, the following:

                  (a) To the extent permitted by applicable law and regulations, elect to use an accelerated depreciation method on any depreciable unit of the assets of the Company; and

                  (b) In case of a transfer of all or part of the Company Interest of any Member, by death or otherwise, the Company may elect, pursuant to Section 734, 743, and 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company. The Company shall make such an election on the request of any Member.

                                   ARTICLE V

                 Allocations; Capital Accounts and Distributions

         Section 5.1 Allocations. Except as otherwise provided in and subject to the provisions of this Agreement and Exhibit C attached hereto and made part hereof, net losses incurred by the Company and net profits from operation of the business of the Company (including gain or loss from the sale, exchange or disposition of all or any portion of the assets of the Company) shall be divided among and borne by the Members in accordance with each Member's Percentage Interest as set forth on Exhibit A.

         Section 5.2 Capital Accounts. Separate Capital Accounts shall be maintained for each Member ("Capital Accounts") in accordance with this Section
5.2 and the principles set forth in Exhibit C attached hereto and made part hereof. The Capital Account of each Member shall represent such Member's interest in the capital of the Company and which, as of any particular date, shall have a balance equal to the sum of such Member's initial Capital Contribution to the Company plus (a) the sum of all additional Capital Contributions made by such Member, any profits credited to such Member's Capital Account in the manner herein provided, and any other items in the nature of income or gain that are allocated pursuant to Section 5.1 or Exhibit C, and minus (b) all distributions made to, or withdrawals made by, such Member, any losses debited to such Member's Capital Account in the manner herein provided, and any other items in the nature of expenses or losses that are allocated pursuant to Section 5.1 or Exhibit C.

         The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Members may make such modification. The Members shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Company or distributed to the Members, and (b) any liability that is secured by such contributed or distributed property or that is assumed by the Company or the Members, in the event the Members shall determine either such adjustment is necessary or appropriate pursuant to Section 1 .704-l(b)(2)(iv) of the Regulations. Property contributions or distributions shall be reflected in the Capital Accounts at fair market value (net of liabilities) as determined by the Members. Also, in the event the values of Company assets are adjusted as permitted by the Regulations, the Capital Accounts of all Members shall be adjusted in accordance with Section 1.704-l(b)(2)(iv)(f) of the Regulations or Section l.704-l(b)(2)(iv)(m) of the Regulations, as applicable, to reflect such aggregate net adjustment. The Members also shall make any adjustments or modifications as necessary or appropriate (a) to maintain equality between the Capital Accounts and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Section l.704-1(b)(2)(iv)(q) of the Regulations, or (b) in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations.

         Section 5.3 Distribution of Available Cash. The Managers may distribute cash equivalent to the Available Cash of the Company for each fiscal year of the Company to the extent not previously distributed to the Members pursuant to Section 5.4 within sixty (60) days following the close of said fiscal year, among the Members in proportion to each Member's Percentage Interest provided, however, no cash shall be distributed to any Member if the effect thereof would be to create a deficit in the Capital Account balance or increase the deficit in the Capital Account of such Member below the sum of (a) the amount (if any) which such Member is required to contribute to the Company and (b) said Member's share of the gain which the Company would recognize upon the sale of its property for an amount equal to the balance of the nonrecourse debt encumbering it, and such cash shall be retained by the Company and shall be distributed to the Member at the earliest time or times possible when such distributions will not cause such a deficit or increase such a deficit in the Member's Capital Account balance. Furthermore, Available Cash need not be distributed to the extent that such cash is required for a reasonable working capital and investment reserve for the Company, the amount of such reasonable working capital and investment reserve to be determined by the Managers, provided that in the absence of an agreement among the Managers as to a reasonable investment reserve, the Company's cash on hand shall constitute the investment reserve.

         Section 5.4 Discretionary Distributions. The Managers may at any time during any fiscal year distribute cash equivalent to all or any portion of the Available Cash of the Company for the year, determined as of the date of distribution, to the Members in the proportions set forth in Section 5.3, subject to the provisions contained therein.

                                   ARTICLE VI

                               Changes in Members

         Section 6.1 Consent of Other Members. Prior to any sale, exchange, mortgage, pledge or other transfer (except by gratuitous, and not remunerative or onerous, donation, inheritance or legacy and except for transfers between spouses or between a Member and the estate of his deceased spouse ("Permitted Assignments")) ("Transfer") of all or any portion of an Interest in the Company of a Member, or assignee thereof, the transferring Member shall obtain the written Consent of all Members.

         Section 6.2 Death, Interdiction, Withdrawal, etc. of a Member. A Member does not have the right or power to withdraw from the Company as a Member. If a Member dissolves, terminates, becomes bankrupt, dies, or is adjudged to be incompetent by a court of competent jurisdiction, the Member's membership ceases. In any such case, and in any other case in which a Member's membership ceases, the former Member or such Member's legal representative shall be treated as an assignee of such Member's Interest and shall have no right to immediate valuation or payment of the affected Interest.

         Section 6.3 Security Interest. The granting of a security interest in or against any or all of Member's Interest shall not cause the Member to cease to be a Member. However, the Interest of a Member or assignee cannot be Transferred to satisfy the creditor without complying with Section 6.1.

         Section 6.4 Rights of Assignee; Admission of Substitute Members. Any person acquiring an Interest in the Company by a Permitted Assignment or by a Transfer permitted under Section 6.1 or any person becoming assignee under
Section 6.2 shall not become a substitute Member unless and until he is admitted as a Member, but shall be treated only as an assignee of an Interest. An assignee shall not be entitled to immediate valuation and payment with respect to the transferred Interest, but shall only be entitled to receive such distribution or distributions to which the assignor was entitled to the extent assigned and shall be allocated the share of Company capital, profits, depreciation) deductions, losses and Available Cash attributable to the Interest transferred to him. An assignee of an Interest in the Company shall not become a Member or participate in the management of the Company unless the other Members unanimously consent in writing (which consent may be withheld in such Member's sole discretion) and the assignee executes an instrument satisfactory to the Company accepting and adopting the terms and provisions of this Agreement

         Section 6.5 Additional Transfer Restriction. Without the consent of the members, a Member or an assignee may not Transfer his Interest if such Transfer, when aggregated with any prior Transfers, results in a sale or exchane within a 12 month period of 50% or more of the Interests within the meaning of
Section 708(b) of the Code.

                                  ARTICLE VII

                                   Dissolution

         Section 7.1 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

                  (a) December 31, 2050, unless continued prior to such date by the written unanimous consent of the Members;

                  (b) The consent of Members holding a majority in interest of the Class A Units;

                  (c)      The entry of a decree of judicial dissolution.

         Section 7.2 Winding Up. Upon dissolution, the Managers shall wind up the Company's affairs. The liquidation shall take place without the appointment of a liquidator. The Company shall have the benefit of R.S. 12:1338 by complying therewith. Gains on the sale or other disposition of Company assets (after taking into account the variation between the basis of property contributed to the Company and its fair market value at the time of contribution under Section 704(c) of the Code) shall be allocated among the members and credited to their Capital

Accounts in the order and ratios set forth in Article V. Losses on the sale or other disposition of Company assets shall be divided among the members and charged against their Capital Accounts in the ratios in which they share Losses under Article V.

         Section 7.3 Distribution of Assets. Upon the winding up of the Company, the Assets shall be distributed in accordance with Section 7.4 and 7.5.

         Section 7.4 Distributions in Kind. If the Managers elect to distribute any asset of the Company (other than cash) to some or all of the Members in kind, an appraisal of the fair market value of each such assets shall be obtained by the Managers from an appraiser who is licensed to appraise property of the same nature in the locality in which it is situated. For purposes of effecting the liquidating distributions, for each of such assets each Member's Capital Account balance shall be adjusted as if such asset were sold at its fair market value and any gain or loss were allocated under Article V.

         Section 7.5 Distributions. Each Member shall receive on liquidation (within 90 days after the liquidation of the Company or by the close of the Company's taxable year in which its dissolution occurs, whichever is later) cash or other assets (both valued at their appraised value, as determined above, net of any liabilities which encumber them at the time of distribution) in an amount equal to his positive Capital Account balance as adjusted pursuant to the provisions of Section 7.4. No Member shall receive a distribution in kind if the effect thereof is to create or increase a deficit in his Capital Account balance (after adjustment pursuant to Section 7.4) unless he first contributes cash to the Company in an amount equal to the deficit balance which would otherwise remain after said distribution. On liquidation of a Member's entire interest in the Company or on a termination of the Company under Section 708(b)(1) of the Code he shall receive an amount equal to his positive Capital Account balance (adjusted by his share of unrealized appreciation or depreciation in the fair market value of the Company's assets); provided, however, upon a termination of the Company under Section 708(b)(1)(B) the amount to be distributed shall be deemed constructively distributed and recontributed by each Member to the Company.

                                  ARTICLE VIII

                                  Miscellaneous

         Section 8.1 Specific Performance. The parties acknowledge that their obligations hereunder are unique, and that it would be extremely impracticable to measure the resulting damages if any party should default in its obligations under this Agreement. Accordingly, in the event of the failure by a party to perform its obligations hereunder which failure constitutes a breach hereof by such party, the nondefaulting parties may, in addition to any other available rights or remedies, sue in equity for specific performance and, in connection with any such suit, the parties each expressly waive the defense therein that the plaintiff has an adequate remedy at law.

         Section 8.2       Complete Agreement. This Agreement and the
Articles constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter hereof. This Agreement and the Articles replace and supersede all prior agreements made by and among the Members or any of them. This Agreement and the Articles supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.

         Section 8.3 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of Louisiana applicable to agreements to be performed entirely in Louisiana.

         Section 8.4 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns.

         Section 8.5 Terms. Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         Section 8.6 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         Section 8.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         Section 8.8 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

         Section 8.9 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         Section 8.10 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         Section 8.11 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         Section 8.12 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in Exhibit A hereto. Any Member or the Company may, at any time by giving five days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

         Section 8.13 Amendments. All amendments to this Agreement must be in writing and signed by the Company and those Members necessary to approve such amendment as provided in Section 3.3.

         Section 8.14 Title to Company Property. Legal title to all property of the Company will be held and conveyed in the name of the Company.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of October 7, 1997.

                                    MEMBERS:

                                    Offshore Logistics, Inc.

                                    By: /s/ GEORGE M. SMALL
                                        ----------------------------------------
                                           George M. Small, Vice President

                                    Intervention by the Company
                                    Air Logistics, L.L.C.

                                    By:/s/ DRURY A. MILKE
                                       -----------------------------------------
                                           Drury A. Milke, Manager

                                    EXHIBIT A

---------------------------------------------------------------------------------------
                                                   AGREED VALUE OF
    INITIAL MEMBERS            NUMBER OF          INTEREST IN PROPERTY       PERCENTAGE
  NAMES AND ADDRESSES            UNITS           DESCRIBED ON EXHIBIT B       INTEREST
---------------------------------------------------------------------------------------
Class A Units                     1000                  $  1000                 100%
---------------------------------------------------------------------------------------
Offshore Logistics, Inc.          1000                  $  1000                 100%
224 Rue de Jean
Lafayette, LA 70508
---------------------------------------------------------------------------------------

                                    EXHIBIT B

                              PROPERTY DESCRIPTION
                         (Initial Capital Contribution)

Member                                        Contribution
------                                        ------------
Offshore Logistics, Inc.                        $  1000

                                    EXHIBIT C

                                 TAX ALLOCATIONS

         For purposes of interpreting and implementing Article V of the Operating Agreement (the "Agreement") of Air Logistics, L.L.C., the following rules shall apply and shall be treated as part of the terms of the Agreement:

         A.       Special Allocation Provisions.

                  1. For purposes of determining the amount of gain or loss to be allocated pursuant to Article V of the
Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

                  2. Income, loss, deductions and credits shall be allocated to the members in accordance with the portion of the year during which the Members have held their respective interests. All items of income, loss and deduction shall be considered to have been earned ratably over the period of the fiscal year of the Company, except that gains and losses arising from the disposition of assets shall be taken into account as of the date thereof.

                  3. Notwithstanding any other provision of the Agreement, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Company by a Member shall be shared among the Members so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable Regulations thereunder as more fully described in Part B hereof.

                  4. Notwithstanding any provision of the Agreement to the contrary, in the event the Company is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Member (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Member.

                  5. Notwithstanding any provision of the Agreement to the contrary, to the extent any payments in the nature of fees made to a Member are finally determined by the IRS to be distributions to a Member for federal income tax purposes, there will be a gross income allocation to such Member in the amount of such distribution.

                  6.       (a)      Notwithstanding any provision of the
Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Regulations, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain determined in accordance with Section l.704-2(gX2) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such

Section of the Regulations and for purposes of this paragraph 6(a) only, each Member's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

                           (b)      Notwithstanding any provision of the
Agreement to the contrary, except paragraph 6(a) of this Exhibit and subject to the exceptions set forth in Section 1 .704-2(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Member's adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

                  7. Notwithstanding any provision of the Agreement to the contrary, in the event any Members unexpectedly receive any adjustments, allocations or distributions described in Regulation Section 1.704-1
(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5) or 1.704- l(b)(2)(ii)(d)(6), items of
Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible.

                  8. No loss shall be allocated to any Member to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other member continues to have a positive Adjusted Capital Account Balance; in such event losses shall first be allocated to any members with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Balances to zero.

                  9. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Member pursuant to Article V of the Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of Article V of the Agreement if such special allocations have not occurred.

                  10. Notwithstanding any provision of the Agreement to the contrary, Nonrecourse Liabilities and Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Members in accordance with the percentages set forth in Section 5.1.

                  11. Notwithstanding any provision of the Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.

         B.       Capital Account Adjustments and 704(c) Tax Allocations.

                  1. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

                           (a)      Any deductions for depreciation, cost
recovery or amortization (other than depletion under Section 611 of the Code) attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Company property (other than property subject to depletion under Section 611 of the Code), any future deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

                           (b)      Any income, gain or loss attributable to the
taxable disposition of any property (including any property subject to depletion under Section 611 of the Code) shall be determined by the Company as if the adjusted basis of such property as of such date of disposition was equal in amount to the Company's Carrying Value with respect to such property as of such a date.

                           (c)      If the Company's adjusted basis in a
depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Members pursuant to Article V of the Agreement Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be allocated in the same manner to the Members to whom such deemed deduction was allocated.

                           (d)      The computation of all items of income,
gain, loss and deduction shall be made by the Company and, as to those items described in Section 705(a)(l)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

                  2. A transferee of a Membership Interest will succeed to the Capital Account relating to the Membership Interest transferred; provided, however, that if the transfer causes a termination of the Company under Section 708(b)(l)(B) of the Code, the Company properties shall be deemed to have been distributed in liquidation of the Company to the Members (including the transferee of a Membership interest) and recontributed by such Members and transferees in reconstitution of the Company. The Capital Accounts of such reconstituted Company shall be maintained in accordance with the principles set forth herein.

                  3. Upon an issuance of additional Membership Interests for cash or Contributed Property, the Capital Accounts of all Members (and the Carrying Values of all Company properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each company property (as if such unrealized gain or unrealized loss had been recognized upon actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Members, at such time, pursuant to Article V of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Managers using such reasonable methods of valuation as they may adopt.

                  4. Immediately prior to the distribution of any Company property in liquidation of the Company, the Capital Accounts of all Members (and the Carrying Values of all Company properties) shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Members, at such time, pursuant to Article V of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Managers using such reasonable methods of valuation as they may adopt

                  5. In accordance with Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Agreed Value.

                  6. In the event the Carrying Value of any Company asset is adjusted as described in paragraph 3 or 4 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.

                  7. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of the Agreement

         C. Definitions. For the purposes of this Exhibit, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

         "Adjusted Capital Account Balance" means the balance in the Capital Account of a Member as of the end of the relevant fiscal year of the Company, after giving effect to the following: (a) credit to such capital account any amounts the Member is obligated to restore, pursuant to the terms of the Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(l) and 1.704-2(i)(5) of the Regulations, and (b) debit to such Capital Account the items described in Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

         "Agreed Value" means the fair market value of Contributed Property as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt.

         "Carrying Value" means (a) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Members' Capital Accounts with respect to such property, as well as any other charges for sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with the principles set forth herein.

         "Contributed Property" means each Member's interest in property or other consideration (excluding services and cash) contributed to the Company by such Member.

         "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations.

         "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

         "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Regulations.

         "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

         "Partner Nonrecourse Deductions" shall have the meaning set forth in Section l.704-2(iX2) of the Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during the fiscal year to the Member that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.702-2(i)(2) of the Regulations.

         "Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

         For purposes of this Exhibit, all other capitalized terms will have the same definition as in the Agreement.

                              AIR LOGISTICS, L.L.C.

                     (A Louisiana Limited Liability Company)

                                 AMENDMENT NO. 1

                                       TO

                               OPERATING AGREEMENT

         Whereas, Air Logistics, L.L.C., a Louisiana Limited Liability Company, (the "Company"), has been formed and Offshore Logistics, Inc., the sole member of the Company, and the Company have entered into an Operating Agreement dated as of October 7, 1997 ("Agreement"); and

         Whereas, Offshore Logistics, Inc. and the Company wish to amend the Agreement;

         Now, Therefore, in consideration of the premises, the parties agree as follows:

         1.       Section 3.1 of the Agreement is amended to read as follows:

                  "Section 3.1 Overall Management Vested in Managers. Except as expressly provided otherwise herein, management of the Company shall be vested in three Managers appointed by those Members holding Class A Units. The Managers shall be George M. Small, Gene Graves, and Drury A. Milke. If a Manager dies, resigns, or becomes disabled, a successor Manager shall be appointed by those Members holding a majority of the Class A Units. A Manager may be removed and a successor appointed by those Members holding a majority of the Class A Units. A Manager shall be a citizen of the United States of America."

         2. This Amendment No. 1 to the Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of Louisiana applicable to agreements to be performed entirely in Louisiana.

         3. This Amendment No. 1 to the Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Agreement effective as of October 9, 1997.

                                       MEMBERS:

                                       Offshore Logistics, Inc.

                                       By: /s/ GEORGE M. SMALL
                                           -------------------------------------
                                              George M. Small, Vice President

                                       Intervention by the Company
                                       Air Logistics, L.L.C.

                                       By:/s/ DRURY A. MILKE
                                          --------------------------------------
                                              Drury A. Milke, Manager

                              AIR LOGISTICS, L.L.C.

                     (A Louisiana Limited Liability Company)

                                 AMENDMENT NO. 2

                                       TO

                               OPERATING AGREEMENT

         Whereas, Air Logistics, L.L.C., a Louisiana Limited Liability Company, (the "Company"), has been formed and Offshore Logistics, Inc., the sole member of the Company, and the Company have entered into an Operating Agreement dated as of October 7, 1997, as amended, ("Agreement"); and

         Whereas, Offshore Logistics, Inc. and the Company wish to amend the Agreement;

         Now, Therefore, in consideration of the premises, the parties agree as follows:

         1. The definition of "Class A Units" is amended to read as follows:

                  "Class A Units shall consist of 140,560,887 Units. Members holding Class A Units shall select the Managers as provided in
                  Section 3.1"

         2. Exhibits A and B are amended to read as reflected on Exhibits A and B hereto.

         3. This Amendment No.2 to the Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of Louisiana applicable to agreements to be performed entirely in Louisiana.

         4. This Amendment No. 2 to the Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Agreement effective as of December 31, 1997.

                                       MEMBERS:

                                       Offshore Logistics, Inc.

                                       By: /s/ GEORGE M. SMALL
                                           -------------------------------------
                                              George M. Small, Vice President

                                       Intervention by the Company
                                       Air Logistics, L.L.C.

                                       By: /s/ DRURY A. MILKE
                                          --------------------------------------
                                              Drury A. Milke, Manager

                                    EXHIBIT A

--------------------------------------------------------------------------------
                                           Agreed Value of
                                             Interest in
                                              Property
Initial Members Names and   Number of       Described on
        Addresses             Units           Exhibit B      Percentage Interest
--------------------------------------------------------------------------------
Class A Units              140,560,887     $   140,560,887          100%
--------------------------------------------------------------------------------
Offshore Logistics, Inc.   140,560,887     $   140,560,887          100%
224 Rue de Jean
Lafayette, LA 70508
--------------------------------------------------------------------------------

                                    EXHIBIT B

                              PROPERTY DESCRIPTION
                 (Initial and Subsequent Capital Contributions)

Member                                             Contribution
------                                             ------------
Offshore Logistics, Inc.                   (1)     $ 1000

                                           (2)     The property described on
                                                   Exhibit B-l

                                      -3-